Exhibit 10.10

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is effective December 1, 2011, by and between: Ameritrust Insurance Corporation, a Michigan corporation; Savers Property and Casualty Insurance Company, a Missouri corporation; Star Insurance Company, a Michigan corporation; Williamsburg National Insurance Company, a Michigan corporation; Meadowbrook Insurance Group, Inc., a Michigan corporation; Century Surety Company, an Ohio corporation; ProCentury Insurance Company, a Texas corporation; ProCentury Risk Partners Insurance Company, a District of Columbia corporation; (collectively the “Parties” and individually the “Party”); and Meadowbrook, Inc., a Michigan corporation (“Meadowbrook”).

For value received, the Parties and Meadowbrook agree as follows:

1.
Meadowbrook is authorized to advance monies (the “Advances”), in Meadowbrook’s control, from any of the Parties (individually referred to as the “Creditor”) to any of the other Parties (individually referred to as the “Debtor”).

2.	Meadowbrook is authorized to direct any of the Parties, as a Debtor, to receive funds (the “Advances”) from another of the Parties acting as the Creditor.

3.
The Parties acknowledge that from time to time one Party may receive payment from or make payments to third parties on behalf of itself and one or more of the other Parties.  Meadowbrook is authorized to direct any of the Parties, as a Debtor, to receive funds, (the “Payments”) for the benefit of another Party as a Creditor, from a third party; or to direct any of the Parties acting as a Creditor, to make payments to third parties, on behalf of another Party acting as a Debtor.

4.
Meadowbrook, in its sole discretion, shall determine, from time to time:  (a) the amount of Advances or Payments to be made (however, in instances involving third party funds as described in Paragraph 3, the Payments or Advances shall not exceed the amounts which would have been paid to or received from the third party had the transaction occurred directly between the third party and the individual Parties); (b) the Debtor or third party to receive the funds; and (c) the Creditor that will make Advances to another Party or receive Payments for the benefit of another Party from third parties.

5.
The amount of Advances and Payments made, at any one time, by any Creditor, plus the amount of Advances and Payments previously made and not yet repaid to that same Creditor; or the amount of Advances and Payments to be received, at any one time, by any Debtor plus the Advances previously received and Payments made on behalf of that same Debtor and not yet repaid, shall not exceed the lesser of three percent (3%) of either the Creditor’s or Debtor’s admitted assets or twenty-five percent (25%) of either the Creditor’s or Debtor’s policy holder surplus as of the preceding December 31st.  This limitation is based on the statutes and regulations as promulgated by the states in which each of the Parties are domiciled.  In the event that those statutes or regulations are modified or changed, then these limitations will be so modified or changed to comport with the changes to the statutes or regulations.

6.	Meadowbrook shall maintain a written record of all Advances and Payments made pursuant to this Agreement.

7.
Meadowbrook shall determine, in its sole discretion, when the Debtor shall repay Advances or Payments to the Creditor.  However, Advances or Payments that are a result of third party transactions (as defined in Paragraph 3) shall be settled within 30 days of receipt from or payment to the third party.

8.
The Debtors agree to pay interest on the Advances and Payments made by the Creditors.  The rate of interest shall be the same as the applicable borrowing rate set forth in any current or applicable revolving credit facility of Meadowbrook Insurance Group, Inc..  Interest shall accrue and be charged by the Creditor, only on and after the last day of the month following the month in which the funds were advanced.

9.
Meadowbrook’s or any of the Parties’ waiver or breach of any duty or obligation under this Agreement shall not be considered a waiver of any subsequent breach of that same duty or obligation or a waiver of the subsequent breach of any other duty or obligation.

10.	This Agreement shall be interpreted and construed in accordance with Michigan law without regard to its conflict of law provisions.

11.
This Agreement may not be assigned without the prior written consent of the  parties to this Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, successors and assigns.

12.
The term of this Agreement shall be for a period of one (1) year and shall automatically renew for successive one (1) year periods unless any of the parties to this Agreement notifies the others that it intends not to renew the Agreement.  Such notice shall be given no less than sixty (60) days prior to the termination date of the then existing Agreement.

13.
Any notice required to be given under this Agreement shall be in writing and delivered by U.S. Mail, postage prepaid, to the address noted below, or such other address as the parties to this Agreement may designate in writing.

If to Meadowbrook Insurance Group, Inc., Meadowbrook, Inc., Ameritrust Insurance Corporation, Star Insurance Company, Williamsburg National Insurance Company, or Savers Property and Casualty Insurance Company:

26255 American Drive
Southfield, MI 48034
Attn:  President

If to Century Surety Company, ProCentury Insurance Company, or ProCentury Risk Partners Insurance Company:

465 Cleveland Avenue
Westerville, OH 43082
Attn:  President

14.	This Agreement can only be amended in a writing signed by the parties to this Agreement.

15.	This Agreement shall supersede all prior Intercompany Loan Agreements between the Parties and Meadowbrook.

16.	The undersigned warrant they are authorized to enter into and execute this Agreement.

AMERITRUST INSURANCE CORPORATION

/s/ Joseph E. Mattingly
By:	Joseph E. Mattingly
Its:	President

SAVERS PROPERTY AND CASUALTY INSURANCE COMPANY

/s/ Joseph E. Mattingly
By:	Joseph E. Mattingly
Its:	President

STAR INSURANCE COMPANY

/s/ Joseph E. Mattingly
By:	Joseph E. Mattingly
Its:	President

WILLIAMSBURG NATIONAL INSURANCE COMPANY

/s/ Joseph E. Mattingly
By:	Joseph E. Mattingly
Its:	President

CENTURY SURETY COMPANY

/s/ Christopher J. Timm
By:	Christopher J. Timm
Its:	President

PROCENTURY INSURANCE COMPANY

/s/ Christopher J. Timm
By:	Christopher J. Timm
Its:	President

PROCENTURY RISK PARTNERS INSURANCE COMPANY

/s/ Christopher J. Timm
By:	Christopher J. Timm
Its:	President

MEADOWBROOK, INC.

/s/ Robert S. Cubbin
By:	Robert S. Cubbin
Its:	President

MEADOWBROOK INSURANCE GROUP, INC.

/s/ Robert S. Cubbin
By:	Robert S. Cubbin
Its:	President and CEO